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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ________________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            BANKVEST CAPITAL CORP.
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             (Exact Name of Registrant as Specified in Its Charter)


          Massachusetts                                04-3124117
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     (State of Incorporation                        (I.R.S. Employer
         or Organization)                         Identification no.)


    200 Nickerson Road, Marlboro, Massachusetts            01752
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     (Address of Principal Executive Offices)           (Zip Code)


     If this form relates to the               If this form relates to the
     registration of a class of securities     registration of a class of
     securities pursuant to Section 12(b)      pursuant to Section 12(g) of the
     of the Exchange Act and is effective      Exchange Act and is effective
     pursuant to General Instruction           pursuant to General Instruction
     A.(c), please check the following         A.(d), please check the following
     box. [_]                                  box.  [X]

Securities Act registration statement file number to which this form relates:
                           333-64817
                           ---------

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                  Name of Each Exchange on Which
     to be so Registered                  Each Class is to be Registered
     -------------------                  ------------------------------

     None                                 None


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $1.00 par value
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                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A description of the Registrant's Common Stock, $1.00 par value per share, to be registered hereby is contained in the Registrant's Form S-1 Registration Statement, filed with the Securities and Exchange Commission on September 30, 1998 (Registration No. 333-64817) pursuant to the Securities Act of 1933, as amended (the "S-1 Registration Statement"), which information is incorporated herein by reference pursuant to Rule 12b-23 of the Securities Exchange Act of 1934, as amended.

ITEM 2.  EXHIBITS

Exhibit No.                                    Exhibit
-----------                                    -------

1.                       Specimen Common Stock Certificate.  Filed as Exhibit
                         4.1 to the S-1 Registration Statement and hereby incorporated by reference.

2. Restated Articles of Organization of the Registrant, as amended. Filed as Exhibit 3.1 to the S-1 Registration Statement and hereby incorporated by reference.

3. Amended and Restated By-Laws of the Registrant. Filed as Exhibit 3.2 to the S-1 Registration Statement and hereby incorporated by reference.

4. Agreement of Recapitalization dated ____________, 1998 by and among the Registrant, Primus, PNC Whitney and certain other stockholders of the Company. Filed as
                         Exhibit 4.2 to the S-1 Registration Statement and hereby incorporated by reference.

5. Amended and Restated Stockholders' Agreement dated as of May 28, 1998 by and among the Registrant, Primus, PNC Whitney and certain other Stockholders of the Company. Filed as Exhibit 4.3 to the S-1 Registration Statement and hereby incorporated by reference.

6. Amended and Restated Registration Rights Agreement dated February 28, 1997 by and among the Company, Primus, PNC and Whitney, as amended by that certain First Amendment to Amended and Restated Registration Rights Agreement dated May 28, 1998. Filed as Exhibit
                         4.4 to the S-1 Registration Statement and hereby incorporated by reference.

7. Purchase Agreement dated as of May 30, 1996, by and among the Company, Primus and PNC as amended by Amendment No. 1 dated as of February 28, 1997. Filed as Exhibit 4.5 to the S-1 Registration Statement and hereby incorporated by reference.
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8.                       Purchase Agreement dated as of May 28, 1998 by and
                         among the Company, Primus and PNC.  Filed as Exhibit
                         4.6 to the S-1 Registration Statement and hereby incorporated by reference.

9. Common Stock Purchase Warrants dated as of May 30, 1996 between the Company and Primus, as amended and restated by that certain Amended and Restated Common Stock Purchase Warrants dated as of _____________, 1997. Filed as Exhibit 4.7 to the S-1 Registration Statement and hereby incorporated by reference.

10. Securities Purchase Agreement dated as of February 28, 1998 by and between the Company and Whitney. Filed as
                         Exhibit 4.8 to the S-1 Registration Statement and hereby incorporated by reference.

11.                      Vested Warrant dated February 28, 1997 held by Whitney.
                         Filed as Exhibit 4.10 to the S-1 Registration Statement. and hereby incorporated by reference.

12. Vesting Warrant dated February 28, 1997 held by Whitney. Filed as Exhibit 4.11 to the S-1 Registration Statement and hereby incorporated by reference.

13. Put and Call Agreement dated as of February 28, 1997 by and between the Company and Whitney. Filed as Exhibit
                         4.12 to the S-1 Registration Statement and hereby incorporated by reference.

14. BankVest Capital Corp. 1995 Stock Option Plan. Filed as Exhibit 10.1 to the S-1 Registration Statement and hereby incorporated by reference.

15. BankVest Capital Corp. 1998 Employee Stock Ownership Plan. Filed as Exhibit 10.2 to the S-1 Registration Statement and hereby incorporated by reference.

16.                      BankVest Capital Corp. form of Common Stock Warrant.
                         Filed as Exhibit 10.67 to the S-1 Registration Statement and hereby incorporated by reference.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              BANKVEST CAPITAL CORP.


                              By:               /s/ Paul S. Gass
                                  ----------------------------------------------
                                  Paul S. Gass, President,
                                  Chief Executive Officer and
                                  Chairman of the Board of Directors

Dated: October 29, 1998